Annual Meeting of Stockholders May 2014 Annual Meeting of Stockholders May 2014 Exhibit 99.1

Forward Looking Statements

This presentation contains forward-looking statements within the meaning
of the federal securities laws.   As you consider this presentation, you
should understand that these statements are not guarantees of performance or results, and they involve various risks, uncertainties
(some of which are beyond our control) and assumptions, including those risks, uncertainties and assumptions set forth in our annual report on
Form 10-K and quarterly reports on Form 10-Q and other filings with the
U.S. Securities and Exchange Commission.  Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect our actual financial results and cause them to differ materially from those anticipated in the forward-looking statements.  Any forward-looking statement contained herein speaks only as of the date on which it is made, and except as required by law, we have no duty to, and do not intend to, update or revise the forward-looking statements in this presentation after the date of this presentation.
West Confidential & Proprietary.
Copyright © 2014 West Corporation. All Rights Reserved.

Non-GAAP Reconciliation

Adjusted net income and adjusted earnings per share (EPS) are non-
GAAP measures.  The Company believes these measures provide a useful indication of profitability and basis for assessing the operations of the Company without the impact of IPO-related expenses, expenses terminated in connection with the IPO, bond redemption premiums,
M&A and acquisition related costs and certain non-cash items.
Adjusted net income should not be considered in isolation or as a substitute for net income or other profitability metrics prepared in accordance with GAAP.  Adjusted net income, as presented, may not be comparable to similarly titled measures of other companies.  Set forth below is a reconciliation of adjusted net income to net income.
Unaudited, in thousands except per share
2013 2012
Net income 143,202 $       125,541 $
Amortization of acquired intangible assets 55,338            65,848
Amortization of deferred financing costs 18,246            14,606
Accelerated amortization of deferred financing costs 6,603             2,715
Share-based compensation 10,555            25,849
Sponsor management/termination fee 25,000            4,123
IPO bonus 2,975             -
Subordinated debt call premium 16,502            -
M&A and acquisition related costs 1,172             1,652
Acquisition earnout reversal -                 (7,887)
Pre-tax total 136,391          106,906
Income tax expense on adjustments 50,260            42,228
Adjusted net income 229,333 $       190,219 $
Diluted shares outstanding 80,318            63,523
Adjusted EPS - diluted 2.86 $            2.99 $
Twelve Months Ended Dec. 31,
Adjusted Net Income and Adjusted EPS
Free Cash Flow
Unaudited, in thousands
2013 2012
Cash flows from operations 384,087 $       318,916 $
Cash capital expenditures 128,398          125,489
Free cash flow 255,689 $       193,427 $
Twelve Months Ended Dec. 31,
West Confidential & Proprietary.
Copyright © 2014 West Corporation. All Rights Reserved.
The Company believes free cash flow provides a relevant measure of liquidity and a useful basis for assessing the Company’s ability to fund its activities, including the financing of acquisitions, debt service, stock repurchases and distribution of earnings to shareholders.  Free cash flow is calculated as cash flows from operations less cash capital expenditures.  Free cash flow is not a measure of financial performance under GAAP.  Free cash flow should not be considered in isolation or as a substitute for cash flows from operations or other liquidity measures prepared in accordance with GAAP.  Free cash flow, as presented, may not be comparable to similarly titled measures of other companies.  Set forth below is a reconciliation of free cash flow to cash flows from operations.

IP Communications
Interactive Services
Agent Services
Public Safety
Services
Telecom Services
Conferencing and
Collaboration
West Corporation, through our 32,600 employees, manages and processes large-scale, complex, mission-critical transactions
that help our clients communicate more effectively with their customers.
Largest conferencing
provider in the world
148 million conference calls
managed in 2013
Fast growing business
within West
Positioned as a Gartner
Magic Quadrant Leader
Backbone of 9-1-1 system
in US
290 million 9-1-1 calls
facilitated in 2013
1.4 billion notification calls
and data messages
delivered in 2013
Primarily serves
telecommunication
carriers – an
important vertical
market for West
58 billion telephony
minutes managed in
2013
Agents in the US,
Jamaica, Mexico
and Philippines
Nearly 5,000 agents
working from home
West Overview
West Confidential & Proprietary.
Copyright © 2014 West Corporation. All Rights Reserved.

Revenue

$2,700-
$2,755
This page contains forward looking statements.  Please see page 2.
2013 Consolidated
Revenue over 2012
1.8%
GROWTH
Platform Revenue
3.6%
GROWTH
Agent Services Revenue
2.6%
DECLINE
$2,638
$2,686
2012 2013 2014 Guidance
West Confidential & Proprietary.
Copyright © 2014 West Corporation. All Rights Reserved.

Adjusted Net Income

$232 -
$247
Adjusted Net Income excludes costs related to the IPO and acquisitions.  See page 3 for a reconciliation of Adjusted Net Income to Net Income.
This page contains forward looking statements.  Please see page 2.
2013 Adjusted Net Income
grew over 2012
20.6%
GROWTH
Growth was a result of paying
off debt with IPO proceeds and
negotiating lower interest rates
on $2.4B of term debt
$190
$229
2012 2013 2014
Guidance
West Confidential & Proprietary.
Copyright © 2014 West Corporation. All Rights Reserved.

Cash Flows from Operations

$375 -
$400
This page contains forward looking statements.  Please see page 2.
2013 Cash Flows from
Operations grew over 2012
20.4%
GROWTH
$319
$384
2012 2013 2014
Guidance
West Confidential & Proprietary.
Copyright © 2014 West Corporation. All Rights Reserved.

WSTC vs. S&P 500

95.00
100.00
105.00
110.00
115.00
120.00
125.00
130.00
135.00
140.00
145.00
22-Mar-13 22-Apr-13 22-May-13 22-Jun-13 22-Jul-13 22-Aug-13 22-Sep-13 22-Oct-13 22-Nov-13 22-Dec-13
WSTC S&P 500
WSTC finished 2013 at $25.71, an increase of
36.3% from the IPO closing price of $18.86
West Confidential & Proprietary.
Copyright © 2014 West Corporation. All Rights Reserved.

2014 Guidance

In millions except per share amounts.
This page contains forward looking statements.  Please see page 2.
See reconciliation of non-GAAP financial measures on page 3.
Implied
Growth at
2013 Actual 2014 Guidance Midpoint
Consolidated Revenue
$2,686 $2,700 - $2,755 1.5%
Platform-based Revenue
$1,955 $2,000 - $2,033 3.1%
Agent-based Revenue
$742 $710 - $730 -3.0%
Free Cash Flow
$256 $225 - $250 -7.1%
Cash Flows from Operations
$384 $375 - $400 0.9%
Adjusted Net Income
$229 $232 - $247 4.4%
Adjusted Earnings per Share - Diluted
$2.86 $2.72 - $2.89 -1.9%
West Confidential & Proprietary.
Copyright © 2014 West Corporation. All Rights Reserved.

Uses of Cash

This page contains forward looking statements.  Please see page 2.
2014 Guidance for
Cash Flows from
Operations of
$375M-$400M
• $0.225 per share quarterly
• Approximately 32% of expected free cash flow in 2014
DIVIDEND
• $500M of 8.625% bonds callable 10/1/14
• $650M of 7.875% bonds callable 11/15/14
REFINANCE DEBT
ACQUISITIONS
PAY DOWN DEBT
West Confidential & Proprietary.
Copyright © 2014 West Corporation. All Rights Reserved.

Recent Acquisition: SchoolMessenger

• Fast growing
notifications and
alerts business
for the K-12
education market
This page contains forward looking statements.  Please see page 2.
• Revenue of $27
million in 2013
with growth
expected in high
single digits
• Strong profit
margins
• Purchase price
was
approximately
$75 million
GROWTH REVENUE
PROFITS
PRICE
West Confidential & Proprietary.
Copyright © 2014 West Corporation. All Rights Reserved.

Questions? 12